UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other	(Commission File Number)	(IRS Employer Identification No.)
Jurisdiction of Incorporation)

8966 Mason Ave.

Chatsworth, CA 91311

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (818) 727-2216

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 26, 2006, the Board of Directors of Magnetek, Inc. (the “Company”) amended the Company’s Bylaws to: (1) limit indemnification of a director, officer, employee or agent of the Company to situations where such person acted in good faith and reasonably believed to be in or not opposed to the best interest of the Company; (2) further limit the advance payment of indemnification expenses; (3) authorize the Company to enter into individual contracts regarding indemnification and advances; and (4) clarify that the repeal or modification of Section 13 regarding indemnification will not affect rights in effect at the time of the alleged occurrence.    A copy of the amended Bylaws is attached to this Form 8-K as Exhibit 3.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

3.1	Magnetek, Inc. Bylaws, amended as of July 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNETEK, INC.

	By:	/s/ David Reiland
David Reiland
Executive Vice President
& Chief Financial Officer

Date: August 1, 2006

EXHIBIT INDEX

Exhibit No.	Description

3.1	Magnetek, Inc. Bylaws, amended as of July 26, 2006